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                                                                   EXHIBIT 23(D)

                         RAUSCHER PIERCE REFSNES, INC.




                    CONSENT OF RAUSCHER PIERCE REFSNES, INC.

We hereby consent to the inclusion in the Prospectus and Joint Proxy Statement forming part of this Registration Statement on Form S-4 of Belmont Homes, Inc. of our opinion as Annex C thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of our analyses, observations, beliefs and conclusions relating thereto set forth under the heading "THE PROPOSED MERGER -- Opinion of Financial Advisor to Belmont" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                    Very truly yours,

                                    RAUSCHER PIERCE REFSNES, INC.

December 1, 1997

                                    /s/ Rauscher Pierce Refsnes, Inc.